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Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of SteelCloud, Inc. for the registration of 2,466,797 shares of its common stock and to the incorporation by reference therein of our report dated December 21, 2001, with respect to the consolidated financial statements and schedule of SteelCloud, Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 2001, filed with the Securities and Exchange Commission.


                              /s/Ernst & Young LLP

McLean, Virginia
November 20, 2003